Exhibit 10.38

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (“Agreement”) by and between Stephen Neu (“Consultant”), and Integral Technologies, Inc., an Nevada corporation (“Company”) or “Integral”), is dated as of [June 13, 2013] (the “Agreement Date”) but effective on the Effective Date as defined in Section 1 below.

WHEREAS, on June 1, 2011, Consultant and Company entered into a Consulting and Confidentiality Agreement (the “Consulting Agreement”)

WHEREAS, Consultant’s services for the Company will terminate as of December 31, 2012 and Consultant is entitled to receive the amounts as set forth in Section 2.1 of this Agreement, subject to the execution of this Agreement; and

WHEREAS, except as otherwise expressly set forth herein, the parties hereto intend that this Agreement shall supersede all previous agreements and effect a full satisfaction and release of the obligations described herein owned to consultant by Company and to Company by Consultant.

NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant and Company hereby covenant and agree as follows:

1.             Termination of Consulting Services. The consulting services provided by Consultant to the Company will terminate effective December 31, 2012 (“Termination Date”).

2.             Separation Payments.

    2.1            In full consideration of Executive’s execution of this Agreement, and this agreement to be legally bound by its terms, Company shall provide Consultant the following benefits and payments:

(a)    Company will deliver to Consultant 541,666 shares that were granted pursuant to the Restricted Stock Award Grant Agreement dated January 1, 2012 (the “Restricted Stock Agreement”) and that have vested prior to the Agreement Date; and
(b)    Company will deliver to Consultant 628,571 shares in consideration for all unpaid consulting fees earned.
(c)    Company will deliver shares within 10 days of execution of this agreement.
(d)    Company agrees to the removal of the restricted legend on certificates at such time the appropriate holding period has been met and consultant presents the shares for legend removal.

2.2       Consultant acknowledges that notwithstanding any provision to the contrary in the Consulting Agreement or otherwise, upon delivery of the foregoing options and shares, he will have been paid any and all amounts owed to him by Company through the date hereof, including but not limited to all consulting fees, all equity and equity-based awards, and all other compensation of any nature whatsoever. Consultant agrees that upon execution of this Agreement, (a) he will forfeit and have no right to any payment of any nature under the terms of the Consulting Agreement, (b) the 600,000 options granted to him in connection with the Consulting Agreement, the Grant of the Option forms attached to the Consulting Agreement, and subject to the Option Repricing Agreement dated December 20, 2011 shall be immediately forfeited, and (c) the remaining 750,000 unvested shares of restricted stock that were granted pursuant to the Restricted Stock Agreement that have not vested prior to the Agreement Date shall be immediately forfeited.

3.         No Disparagement. Consultant will not make any oral or written statement to any person that disparages Company, and affiliate of Company, or any past or present member, employee, product, or service of Company, or any affiliate of Company.  If Consultant receives any subpoena or becomes subject to any legal obligation that might require him to engage in the conduct described in the preceding sentence, Consultant will provide prompt written notice of that fact to Doug Bathauer, Chief Executive Officer of Company, enclosing a copy of the subpoena and any other documents describing the legal obligation. Nothing herein shall prevent Consultant from testifying truthfully in any legal proceeding.

4.         Confidentiality. Executive will not at any time (a) retain or use for the benefit, purposes or account of Consultant or any other Person (other than Company or its affiliates); or (b) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information – including without limitation trade secrets, know-how, research and development, software, database, inventions, process, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities and operations of the Company, its subsidiaries or affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of Company.

5.         Cooperation and Assistance. Consultant shall upon reasonable notice, furnish such information and proper assistance to Company as it may reasonably require in connection with (a) any litigation in which it is, or may become, a party either during or after Consultant’s consulting services; or (b) any other matter of which Consultant has knowledge. If such assistance is needed after the “Termination Date, Consultant shall be reimbursed for reasonable and customary fees and expenses in connection with such assistance.

6.         Confidentiality of Agreement. Except as may be specifically required by law or to enforce this Agreement, Consultant shall not disclose this Agreement, any of its terms, or any communications between Consultant or his attorneys and Company or their attorneys about any actual or proposed terms of this Agreement (collectively, “Agreement Information”) to anyone except Consultant’s attorney, Consultant’s spouse, and Consultant’s account or tax preparer to the limited extent necessary to allow that person to prepare Consultant’s tax returns, (each, an “Authorized Party”). Before disclosing any Agreement Information to an Authorized Party, Consultant shall obtain the Authorized Party’s agreement to keep all Agreement Information confidential. Consultant understands and agrees that Company may hold Consultant liable for breaching this Section 6 if Consultant or an Authorized Party disclose any Agreement Information in violation of the preceding sentence. Consultant represents and warrants that he and all Authorized Parties have fully complied with this Section 6 through the date on which he signed this Agreement. If Consultant learns that he or any Authorized Party is specifically required by law to disclose any Agreement Information, Consultant shall provide prompt notice to Company at least five (5) business days before any such disclosure must be made, describing the scope, nature, and timing of any such legal required disclosure. Notwithstanding the foregoing, Consultant may share with any person or entity with whom he does or may do business a document that completely and accurately quotes the Restrictive Covenants and describes those provisions as contractual obligations of Consultant.

7.         Release and Agreement Not to Sue.
7.1       Consultant (on behalf of himself and his agents, representatives, attorneys, assigns, heirs, excutors, and administrators) releases each of the Released Parties from, and agrees no to bring or participate as a plaintiff or claimant in any suit, action, or proceeding against any of the Released Parties regarding, any and all liability, claims, demands, actions, causes of actions, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’’ fee and remedies of any types, whether now known or unknown (collectively, “Claims”), relating to any act or failure to act that occurred before Consultant signed this Agreement, including, without limitation, all Claims arising out of or in connection with the Consultant Agreement or the provision of consulting services by Consultant to the Company

8.         The provisions of this Agreement shall be governed by the laws of the State of Washington, without regard to any choice of law provisions.

For a notice to Company

Integral Technologies, Inc.,
[220 Commerce Drive, Suite 205]
[Fort Washington, PA 19034]
Attention: Doug Bathauer

For notice to Consultant:

Stephen Neu
[318 Washington Drive
Chester Springs, PA 19425

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Confidential Separation Agreement and General Release as of the respective dates set forth below

STEPHEN NEU			INTEGRAL TECHNOLOGIES, INC.

By
Its:
Dated:	6/13/2013	Dated:	6/13/2013